Exhibit 2.1


                            SHARE PURCHASE AGREEMENT

                    THIS AGREEMENT made as of July 31, 2000.

                                    BETWEEN:

                          JOHN WHITTAKER ("Whittaker")
                              and RICHARD MACARTHUR
                                  ("MacArthur")
                          (collectively, the "Vendors")

                                     - and -

                           ARS NETWORKS, INCORPORATED
     a corporation incorporated under the laws of the State of New Hampshire

                                (the "Purchaser")

                                     - and -

                           T & T DIESEL POWER LIMITED
      a corporation incorporated under the laws of the Province of Ontario,
                               (the "Corporation")


        THIS  AGREEMENT  WITNESSES  THAT  in  consideration  of  the  respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties covenant and agree as follows:


                                   ARTICLE I.
                                 INTERPRETATION


1.1.    DEFINED TERMS

        For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        "Act" means the BUSINESS CORPORATIONS ACT (Ontario) as in effect on the date hereof;

        "Affiliate" has the meaning attributed to that term in the Act;

        "Arbitrator" has the meaning set out in section 2.4;

        "ARS Shares" means 200,000 common shares in the capital of the Purchaser;



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        "Associate" has the meaning attributed to that term in the Act;

        "Annual Financial Statements" means the unaudited consolidated financial statements of the Corporation as at and for the financial years ended July 31, 1998 and 1999, including the notes thereto and the notice to reader thereon, a copy of which is annexed hereto as Schedule 1;

        "Business" means the business currently and heretofore carried on by the Corporation consisting of manufacturing and assembling of diesel generators and ancillary equipment (including, without limitation, trailers and enclosures) and, as ancillary thereto, product support;

        "Business Day" means any day (other than a Saturday or a Sunday) on which the main branch of CIBC Bank in Guelph, Ontario, is open for business;

        "Claim" has the meaning set out in section 9.3;

        "Closing" means the completion of the Transaction on the Closing Date;

        "Closing Balance Sheet" has the meaning set out in section 2.3;

        "Closing Certificates" has the meaning set out in subsection 5.1(a);

        "Closing Date" means July 31, 2000 or such other date as may be mutually agreed upon by the Vendors and the Purchaser;

        "Closing Financial Statements" has the meaning set out in section 2.3;

        "Closing Income Statement" has the meaning set out in section 2.3;

        "Contract" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

        "Direct Claim" has the meaning set out in section 9.3;

        "Employee Plans" has the meaning set out in section 3.34;

        "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

        "Environmental Laws" has the meaning set out in subsection 3.33(a);

        "Environmental Permits" has the meaning set out in subsection 3.33(b);

        "Escrow Agent" means the law firm of Pallett Valo;

        "ETA" means the Excise Tax Act (Canada), as amended from time to time;


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


        "Financial Statements" means the Annual Financial Statements and the Interim Financial Statements;

        "GST" means any and all taxes payable under Part IX of the ETA or under any provincial legislation similar to Part IX of the ETA;

        "Hazardous Substances" has the meaning set out in subsection 3.33(a);

        "Indemnified Party" has the meaning set out in section 9.3;

        "Indemnifying Party" has the meaning set out in section 9.3;

        "Intellectual Property" has the meaning set out in section 3.16;

        "Interim Financial Statements" means the unaudited consolidated financial statements of the Corporation as at and for the month periods ended, April 30, 2000, copies of which financial statements are annexed hereto as
Schedule 2;

        "Laws" means all laws, statutes, ordinances, regulations, by-laws, rules, judgments, decrees or orders of governmental authorities, whether federal, provincial, state or municipal;

        "Leased Property" has the meaning set out in section 3.1 1;

        "Leases" has the meaning set out in section 3.  13;

        "Licences" has the meaning set out in section 3.20;

        "Losses",  in  respect  of  any  matter,  means  all  claims,   demands,
proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interests, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

        "Permitted Encumbrances" means:

               (a) liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

               (b) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by the Corporation;

               (c) liens for taxes either not due and payable or due but for which notice of assessment has not been given;

               (d) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the


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

time been filed or registered against the title to the asset or served upon the Corporation pursuant to law or that relate to obligations not due or delinquent;

               (e) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms or any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

               (f) security given in the ordinary course of the Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money;

               (g) the reservations in any original grants from the Crown of any real property or interest therein and statutory exceptions to title that do not materially detract from the value of the real property concerned or materially impair its use in the operation of the Business; and

               (h) those encumbrances described in Schedule 4;

        "Purchase Price" has the meaning set out in section 2.2;

        "Purchased Shares" has the meaning set out in section 2.1;

        "Real Property" has the meaning set out in section 3.  11;

        "Shares" means all of the issued shares in the capital of the Corporation;

        "Tax Act" means the Income Tax Act (Canada), as amended from time to time;

        "Third Party" has the meaning set out in section 9.5;

        "Third Party Claim" has the meaning set out in section 9.3;

        "Time of Closing" means 10:00 a.m.  Guelph Time on the Closing Date; and

        "Transaction" means the transaction of purchase and sale of the Purchased Shares contemplated by this Agreement.

1.2.    CURRENCY

        Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian funds.


1.3.    SECTIONS AND HEADINGS

        The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or a Schedule refers to the specified section of or Schedule to this Agreement.


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

1.4.    NUMBER, GENDER AND PERSONS

        In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.


1.5.    ACCOUNTING PRINCIPLES

        Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles as approved from time to time by the Canadian Institute of Chartered Accountants or any successor institute.


1.6.    ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including, without limitation, that certain letter of intent dated May 1, 2000, between the Purchaser and the Vendors (save and except for the provisions under the heading "Confidentiality" in the said letter of intent). There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.


1.7.    TIME OF ESSENCE

        Time shall be of the essence of this Agreement.


1.8.    APPLICABLE LAW

        This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.


1.9.    SEVERABILITY

        If any provision of this Agreement or any part of any provision of this Agreement, is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such provision or part shall not affect the validity, legality or enforceability of any other provision of this Agreement or the balance of any provision of this Agreement absent such part and such invalid, illegal or unenforceable provision or part shall be deemed to be severed from this Agreement and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision or part had never been inserted in this Agreement.



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


1.10.   SUCCESSORS AND ASSIGNS

        This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. Subject to section 10.7, no party may assign any of its rights or obligations hereunder without the prior written consent of the other parties.


1.11.   AMENDMENT AND WAIVERS

        No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.


1.12.   SCHEDULES

        The following Schedules are attached to and form part of this Agreement:

Schedule 1                     Annual Financial Statements
Schedule 2                     Interim Financial Statements
Schedule 3                     Location of Assets
Schedule 4                     Permitted Encumbrances
Schedule 5                     Owned and Leased Real Property
Schedule 6                     Intellectual Property
Schedule 7                     Insurance Policies
Schedule 8                     Material Contracts
Schedule 9                     Licences and Permits
Schedule 10                    Regulatory Consents
Schedule 11                    Third Party Consents
Schedule 12                    Legal and Regulatory Proceedings
Schedule 13                    Accounts and Attorneys
Schedule 14                    Directors and Officers
Schedule 15                    Related Party Transactions
Schedule 16                    Environmental Matters
Schedule 17                    Employee Matters
Schedule 18                    Major Customers
Schedule 19                    Product Warranties
Schedule 20                    Employment Agreement (Whittaker)
Schedule 20A                   Employment Agreement (MacArthur)
Schedule 21                    Form of Opinion of Vendor's Lawyers
Schedule 22                    Form of Release - From Vendors to Corporation
Schedule 23                    Form of Opinion of Purchaser's, US Lawyers
Schedule 24                    Form of Opinion of Purchaser's, Ontario Lawyers
Schedule 25                    Escrow Agreement
Schedule 26                    Promissory Note
Schedule 27                    Litigation Involving the Purchaser
Schedule 28                    Form of Release - From Corporation to Vendors




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

        For greater certainty (a) all information which is disclosed on one Schedule shall be deemed to be disclosed on all Schedules; and (b) the disclosure of information on the Schedules shall not be deemed to have established a standard of materiality.


                                   ARTICLE II.
                      PURCHASE AND SALE OF PURCHASED SHARES


2.1.    PURCHASE AND SALE OF PURCHASED SHARES

        Subject to the terms and conditions hereof, the Vendors covenant and agree to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendors all of the issued and outstanding shares owned by the Vendors in the Corporation (the "Purchased Shares"), namely:

NAME                                              NUMBER AND CLASS OF SHARES
----                                              --------------------------

Whittaker                                         100 Class A common
MacArthur                                         100 Class B common

        The Purchased Shares shall be delivered to the Escrow Agent on Closing subject to and in accordance with the terms of the Escrow Agreement in the form attached as Schedule 25.


2.2.    PURCHASE PRICE

        The purchase price for the Purchased Shares shall be the sum of $621,796.00 (the "Purchase Price"). The Purchase Price shall be satisfied by the Purchaser on the Closing Date as follows:

               (a) by payment of the sum of $75,000.00 to MacArthur and $75,000.00 to Whittaker, by way of certified cheque or bankers draft;

               (b) by issuing the ARS Shares to the Vendors, 100,000 to be issued in the name of MacArthur and 100,000 in the name of Whittaker. The Vendors acknowledge and agree that while a notional value of $300,000.00 has been attributed to the ARS Shares, the Purchaser makes no representation or warranty to the Vendors as to the value of ARS Shares (but, for greater certainty, this acknowledgement and agreement shall not diminish or impair the Vendors' rights under section 7 of the Escrow Agreement); and

               (c) by delivery to the Vendors of a Promissory Note (the "Promissory Note") substantially in the form set out in Schedule 26 securing the principal sum of $171,796.00 (the "Principal Amount").


2.3.    CLOSING FINANCIAL STATEMENTS

        As soon as is practicable, and in any event not later than 60 calendar days following the Closing Date, the Vendors shall deliver to the Purchaser a consolidated balance sheet for the Corporation as of the close of business on the Closing Date (the "Closing Balance Sheet") and a consolidated income


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

statement for the Corporation for the period from April 30, 2000 to the Closing Date (the "Closing Income Statement") each of which shall be reported on by Sheila Wierre, Chartered Accountant. The Closing Balance Sheet and the Closing Income Statement (collectively, the "Closing Financial Statements") shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Financial Statements and shall present fairly the consolidated financial position of the Corporation as at the Closing Date and the consolidated sales, earnings and results of operations for the period between April 30, 2000 and the Closing Date. If the Purchaser wishes the Closing Financial Statements to be audited, they shall be responsible for all costs associated with having the Closing Financial Statements audited.


2.4.    DISPUTES CONCERNING CLOSING FINANCIAL STATEMENTS

        The parties, or their respective auditors, may dispute any aspect of the Closing Financial Statements by notice in writing given to the other within two weeks following the delivery of the Closing Financial Statements to the parties. Unless such dispute is not resolved promptly by agreement, the Vendors and the Purchaser may request each of the Corporation's accountant and the Purchaser's accountant to select jointly one of Price Waterhouse Coopers or KPMG to arbitrate the dispute. If the Corporation's accountant and the Purchaser's accountant are unable to agree as to the firm that will arbitrate the dispute, one of the two firms proposed above shall be chosen by lot by counsel for the Purchaser. The firm chosen shall designate a partner (the "Arbitrator") to determine the matter in dispute as a single arbitrator in accordance with the ARBITRATIONS ACT, 1991 (Ontario). The cost of the arbitration shall be in the discretion of the Arbitrator. The decision of the Arbitrator with respect to any matter in dispute (including as to all procedural matters and any decision as to costs) shall be final and binding on the Vendors and the Purchaser and shall not be subject to appeal by either party. Upon agreement with respect to all matters in dispute, or upon a decision of the Arbitrator with respect to all matters in dispute, such amendments shall be made to the Closing Financial Statements as may be necessary to reflect such agreement or such decision, as the case may be. In such event, references in this Agreement to the Closing Financial Statements, Closing Balance Sheet and Closing Income Statement shall refer to the Closing Financial Statements, as so amended.


2.5.    PURCHASE PRICE ADJUSTMENT

        Intentionally Deleted.


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                       OF THE VENDORS AND THE CORPORATION

        The Vendors and the Corporation jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:


3.1.    ORGANIZATION

        The Corporation is duly incorporated and organized and validly subsisting under the laws of the Province of Ontario and has the corporate power to own or lease its property, to carry on the Business as now being conducted by


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it, to enter into this Agreement and to perform its obligations  hereunder.  The
Corporation is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.


3.2.    AUTHORIZATION

        This Agreement has been duly authorized, executed and delivered by each of the Vendors and the Corporation and is a legal, valid and binding obligation of each of the Vendors and the Corporation, enforceable against the Vendors or the Corporation, as the case may be, by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.


3.3.    NO OTHER AGREEMENTS TO PURCHASE

        No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendors of any of the Purchased Shares.


3.4.    AUTHORIZED AND ISSUED CAPITAL

        The authorized capital of the Corporation consists of an unlimited number of Class A Common Shares, and an unlimited number of Class B Common Shares of which only 100 Class A Shares and 100 Class B Shares have been duly issued and are outstanding as fully paid and nonassessable. The Purchased Shares represent all of the issued and outstanding shares in the capital of the Corporation.


3.5.    OPTIONS

        No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Corporation.


3.6.    OWNERSHIP OF PURCHASED SHARES

        The Vendors are the beneficial owners of record of the Purchased Shares, with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased Shares are subject to any voting trust, shareholder agreement or voting agreement.


3.7.    NO SUBSIDIARIES

        The Corporation does not own and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, firm or corporation, and the


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Corporation  does not have any agreements to acquire or lease any other business operations.


3.8.    NO VIOLATION

        The execution and delivery of this Agreement by the Vendors and the Corporation and the consummation of the transactions herein provided for will not result in either:

               (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendors or the Corporation under:

                      (i) any Contract to which the Vendors or the Corporation is a party or by which any of them is, or either of their properties are, bound;

                      (ii) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Corporation;

                      (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Vendors or the Corporation;

                      (iv)   any   licence,   permit,   approval,   consent   or
authorization held by the Vendors or the Corporation or necessary to the ownership of the Purchased Shares or the operation of the Business; or

                      (v) to the best of the Vendors' knowledge, any applicable law, statute, ordinance, regulation or rule; or

               (b) the creation or imposition of any Encumbrance on any of the Purchased Shares or any of the property or assets of the Corporation, save and except as contemplated by this Agreement or any of the documents to be delivered on Closing.


3.9.    BUSINESS OF THE CORPORATION

        The Business is the only business operation carried on by the Corporation. During the two years preceding the date of this Agreement, there has not been any significant interruption of operations (being an interruption of more than one day) of the Business due to inadequate maintenance of any of the property and assets owned and used by the Corporation. With the exception of inventory in transit, all the tangible assets of the Corporation are situate at the locations set out in Schedule 3.


3.10.   TITLE TO PERSONAL AND OTHER PROPERTY

        The property and assets of the Corporation (other than the Real Property) are owned beneficially by the Corporation as the beneficial owner thereof with a good and marketable title thereto, free and clear of all Encumbrances other than (a) the Permitted Encumbrances; and (b) the security interest registered in favour of The Toronto-Dominion Bank and bearing Registration No. 19991203 1424 1530 6624, which shall be discharged on or prior to Closing.


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



3.11.   LOCATION OF REAL PROPERTY

        Schedule 5 sets forth the municipal address of the premises leased by the Corporation (the "Leased Property"). The Corporation does not own or lease and has not agreed to acquire or lease any real property or interest in real property and the Leased Property.


3.12.   TITLE TO REAL PROPERTY

        The Corporation is not the beneficial or registered owner of and has not agreed to acquire any real property or any interest in any real property.


3.13.   REAL PROPERTY LEASES

               (a) The Corporation is not a party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lessee, other than the leases (the "Leases") described in Schedule 5 relating to the Leased Property.

               (b) Schedule 5 describes each of the Leases.

               (c) Except as described in Schedule 5, the Corporation occupies the Leased Property and has the exclusive right to occupy and use the Leased Property in accordance with the terms of the Leases.

               (d) Each of the Leases is in good standing and in full force and effect without amendment thereto, and, to the best of the Vendor's knowledge, neither the Corporation nor any other party thereto is in breach of any covenants, conditions or obligations contained therein.

               (e) The Vendors have provided a true copy of each Lease to the Purchaser.


3.14.   INVENTORIES

        The inventories of the Corporation do not include any material items that are slow moving, below standard quality or of a quality or quantity not useable or saleable in the normal course of business, the value of which has not been written down on its books of account to net realizable market value. The inventory levels of the Corporation have been maintained at such amounts as are required for the operation of the Business as previously conducted and as proposed to be conducted, and such inventory levels are adequate therefor.


3.15.   ACCOUNTS RECEIVABLE

        To the best of the Vendors' knowledge, all accounts receivable, book debts and other debts due or accruing to the Corporation are bona fide and good and, subject to an allowance for doubtful accounts that has been reflected on the books of the Corporation in accordance with generally accepted accounting principles, are collectible without act-off or counterclaim.



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

3.16.   INTELLECTUAL PROPERTY

               (a) The Corporation does not have any trade names (other than its corporate name and any derivative or short form thereof), registered trade-mark rights, industrial designs, copyrights (other than unregistered copyright in mechanical drawings prepared by the Corporation in the ordinary course of its business) or patents.

               (b) Neither the Vendors nor the Corporation:

                      (i) is aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person by the Corporation; or

                      (ii) have received any notice that the conduct of the Business infringes upon or breaches any industrial or intellectual property rights of any other person.

               (c) To the best of the Vendors' knowledge, but without having made any enquiries (but the failure to make enquiries shall not relieve the Vendors from responsibility if they have actual knowledge or notice of a matter), the conduct of the Business does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person.


3.17.   INSURANCE

               (a)  The  Corporation  has in  effect  the  insurance  set out on
Schedule 7.

               (b) Schedule 7 sets out all insurance policies (specifying the insurer, the type of insurance, the policy number and any pending claims thereunder) maintained by the Corporation on its property and assets or personnel as of the date hereof and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of the Corporation.

               (c) The Corporation is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion.

               (d) The Vendors have provided to the Purchaser, or made available for the Purchaser's inspection, a true copy of each insurance policy referred to in Schedule 7.


3.18.   NO EXPROPRIATION

        No property or asset of the Corporation has been taken or expropriated by any federal, provincial, state, municipal or other authority nor has any notice or proceeding in respect thereof been given or commenced nor is the Vendors or the Corporation aware of any intent or proposal to give any such notice or commence any such proceeding.

3.19.   AGREEMENTS AND COMMITMENTS

        Except as described on Schedule 5, 6, 8, 17 and 19, the Corporation is not a party to or bound by any Contract relating to the property, assets, Business or operations of the Corporation, including, without limiting the generality of the foregoing:

               (a) any distributor, sales, advertising, agency or manufacture's representative Contract;

               (b) any collective bargaining agreement or other contract with any labour union;

               (c) any continuing Contract for the purchase of materials, supplies, equipment or services;

               (d) any employment or consulting Contract or any other written Contract with any officer, employee or consultant other than oral Contracts of indefinite hire terminable by the employer without cause on reasonable notice;

               (e) any profit sharing, bonus, stock option, pension, retirement, disability, stock purchase, medical, dental, hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant;

               (f) any  trust  indenture,   mortgage,   promissory  note,  loan
agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

               (g) any commitment for charitable contributions;

               (h) any Contract for capital expenditures in excess of $10,000.00 in the aggregate;

               (i) any Contract for the sale of any assets, other than sales of inventory to customers in the ordinary course of the Business;

               (j) any Contract pursuant to which the Corporation is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

               (k) any confidentiality, secrecy or non-disclosure Contract (whether the Corporation is a beneficiary or obliger thereunder) relating to any proprietary or confidential information or any non-competition or similar Contract;

               (l) any licence, franchise or other agreement that relates in whole or in part to any Intellectual Property;

               (m) any  agreement  of  guarantee,   support,   indemnification,
assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person (except for cheques endorsed for collection);

               (n) any Contract that expires, or may expire if the same is not renewed or extended at the option of any person other than the Corporation;

               (o) any Contract entered into by the Corporation other than in the ordinary course of the Business.

        The Corporation has performed, or is performing, all of the obligations required to be performed by it and is entitled to all benefits under, and, to the best of the Vendors' knowledge, is not in default or alleged to be in default in respect of, any Contract relating to the Business to which it is a party or by which it is bound, all such Contracts are in good standing and in full force and effect, and, to the best of the Vendors' knowledge, no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a material default under any of the foregoing. The Vendors has provided to the Purchaser, or made available for the Purchaser's inspection, a true and complete copy of each Contract listed or described on Schedules 5, 6, 8, 17 and 19 and all amendments thereto.


3.20.   COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATION

               (a) To the best of the Vendors' knowledge, but without making enquiries (but the failure to make enquiries shall not relieve the Vendors from responsibility if they have actual knowledge or notice of a matter), the Corporation has complied with all Laws applicable to the Business or the Corporation.

               (b) Schedule 9 sets out a complete and accurate list of all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the "Licences") held by or granted to the Corporation, and there are no other licences, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Business or to own or lease any of the property or assets utilized by the Corporation.

               (c) Each Licence is valid, subsisting and in good standing and the Corporation is not in default or breach of any Licence and, to the knowledge of the Vendors, no proceeding is pending or threatened to revoke or limit any Licence.

               (d) The Vendors have provided a true and complete copy of each Licence and all amendments thereto to the Purchaser, or made same available for the Purchaser's inspection.


3.21.   CONSENTS AND APPROVALS

               (a) There is no requirement on the part of the Vendors or the Corporation to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals described in Schedule 10 or that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser.

               (b) There is no requirement under any Contract relating to the Business or the Corporation to which the Vendors or the Corporation is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement except for the notifications, consents and approvals described in Schedule 11.

3.22.   FINANCIAL STATEMENTS

        The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the respective dates of the Financial Statements and the sales, earnings and results of operations of the Corporation for the respective periods covered by the Financial Statements. When prepared, the Closing Financial Statements will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Audited Financial Statements and will present fairly the financial position and results of operations of the Corporation as at the close of business on the Closing Date.


3.23.   BOOKS AND RECORDS

        The books and records of the Corporation fairly and correctively set out and disclose in accordance with generally accepted accounting principles the financial position of the Corporation as at the date hereof and all financial transactions of the Corporation have been accurately recorded in such books and records.

3.24.   ABSENCE OF CHANGES

        Since July 31, 1999 the Corporation has carried on Business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

               (a) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation;

               (b) any damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of the Corporation;

               (c) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Corporation, other than those incurred in the ordinary and normal course and consistent with past practice;

               (d) any payment,  discharge or satisfaction  of any  Encumbrance, liability or obligation of the Corporation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable and tax liabilities incurred in the ordinary course of business consistent with past practice;

               (e) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of the Corporation or any direct or indirect redemption, purchase or other acquisition of any such shares, other than as shown on the Financial Statements;

               (f) any issuance or sale by the Corporation, or any Contract entered into by the Corporation, for the issuance or sale by the Corporation, of any shares in the capital of or securities convertible into or exercisable for shares in the capital of the Corporation;

               (g) any labour trouble adversely affecting the Corporation;

               (h) any licence, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrances on or over any property or assets of the Corporation, other than sales of inventory to customers in the ordinary and normal course of the Business;

               (i) any extraordinary write-down of the value of any inventory or any write-off as uncollectible of any accounts or notes receivable or any portion thereof of the Corporation;

               (j) extraordinary cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Corporation;

               (k) other than increases in the ordinary course, any general increase in the compensation of employees of the Corporation, or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof (having an annual salary or remuneration in excess of $20,000.00) or the execution of any employment contract with any officer or employee (having an annual salary or remuneration in excess of $20,000.00), or the making of any loan to, or engagement in any transaction with, any employee, officer or director of the Corporation;

               (l) any capital expenditures or commitments of the Corporation in excess of $10,000.00 in the aggregate;

               (m) any   forward   purchase   commitments   in  excess  of  the
requirements of the Corporation for normal operating inventories or at prices higher than the current market prices;

               (n) any forward sales commitments other than in the ordinary and normal course of the Business or any failure to satisfy any accepted order for goods or services;

               (o) any change in the accounting or tax practices followed by the Corporation;

               (p) any change adopted by the Corporation in its depreciation or amortization policies or rates; or

               (q) any change in the credit terms offered to customers of, or by suppliers to, the Corporation.


3.25.   TAXES

               (a) The Corporation has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes that are due and payable, and all assessments, reassessments, governmental charges, penalties, interest and fines due and payable by it.

               (b) The Corporation has made adequate provision for taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed.

               (c) There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Corporation and the Vendors, threatened against, the Corporation in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

               (d) The Corporation has withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of Canada, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation.

               (e) The Corporation has remitted to the appropriate tax authority when required by law to do so all amounts collected by it on account of GST.

               (f) The Canadian federal income tax liability of the Corporation has been assessed by Revenue Canada for all fiscal years up to and including the fiscal year ended July 31, 1999 and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation.

               (g) The Vendors has provided to the Purchaser, or mace available for the Purchaser's inspection, a true copy of all tax returns filed by the Corporation in respect of the five last completed fiscal years of the Corporation.


3.26.   LITIGATION

        Except as described in Schedule 12, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Corporation) pending or, to the knowledge of the Vendors or the Corporation, threatened against or affecting, the Corporation at law or in equity, or before or by any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. Neither the Vendors nor the Corporation is aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.27.   RESIDENCY

        The Vendors are residents of Canada for the purposes of the Tax Act.


3.28.   GST REGISTRATION

        The   Corporation  is  a  registrant  for  purposes  of  the  ETA  whose registration number is #135989499.


3.29.   ACCOUNTS AND ATTORNEYS

        Schedule 13 sets forth a true and complete list showing:

               (a) the name of each bank, trust company or similar institution in which the Corporation has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

               (b) the name of each person, firm, corporation or business organization holding a general or special power of attorney from the Corporation and a summary of the terms thereof.


3.30.   DIRECTORS AND OFFICERS

        Schedule 14 sets forth the names and titles of all the officers and directors of the Corporation.


3.31.   DIVIDENDS

        Except as shown on the Financial Statements, since July 31, 1999 the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so.


3.32.   NON-ARM'S LENGTH TRANSACTIONS

               (a) The Corporation has not since July 31, 1999 made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation (within the meaning of the Tax Act), except as disclosed in the Audited Financial Statements and except for usual employee reimbursements and compensation paid in the ordinary and normal course of the Business.

               (b) Except for Contracts of employment, the Corporation is not a party to any Contract with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation (within the meaning of the Tax Act).

               (c) No officer, director or shareholder of the Corporation and no entity that is an Affiliate or Associate of one or more such individuals:

                      (i) owns, directly or indirectly, any interest in (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Business or the Corporation or a lessor, lessee, supplier, distributor, sales agent or customer of the Business or the Corporation;

                      (ii) owns, directly or indirectly, in whole or in part, any property that the Corporation uses in the operation of the Business; or

                      (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation in connection with the Business, except for any liabilities reflected in the Audited Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the Employee Plans.


3.33.   ENVIRONMENTAL

               (a) Except as described in Schedule 16 and to the best of the Vendors' knowledge, the Corporation has been and is in compliance with all applicable Laws and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("Hazardous Substances").

               (b) The   Corporation   has  obtained  all  licences,   permits,
approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") required for the operation of the Business, all of which are described in Schedule 9. Each Environmental Permit is valid, subsisting and in good standing and the Corporation is not in default or breach of any Environmental Permit and no proceeding is pending, or threatened, to revoke or limit any Environmental Permit.

               (c) The Corporation has not used or permitted to be used, except in compliance with all Environmental Laws, any of its property (including the Leased Property) or facilities or any property or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance.

               (d) The Corporation has never received any notice of, nor been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither the Vendors nor the Corporation has settled any allegation on noncompliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Business or any property of the Corporation, nor has the Corporation received notice of any of the same.

               (e) Except as disclosed in Schedule 16, to the best of the Vendors' knowledge, but without making any enquiries (but the failure to make enquiries shall not relieve the Vendors from responsibility if they have actual knowledge or notice of a matter), there are no pending or proposed changes to Environmental Laws that would render illegal or restrict the manufacture or sale of any product manufactured or sold or service provided by the Corporation.

               (f) The Corporation has not caused or permitted, nor does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including any of the Leased
Property) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which the Corporation is or may reasonably be alleged to have liability. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Corporation or resulting from the Business have been disposed of, treated and stored in compliance with all Environmental Laws. Schedule 16 identifies all of the locations where Hazardous Substances used in whole or in part by the Corporation have been or are being stored. The Corporation retains the services of Safety Klean to dispose of Hazardous Substances.

               (g) The Corporation has not received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Environmental Laws. The Corporation has not received any request for information in connection with any federal, provincial, municipal or local inquiries as to disposal sites.

               (h) The Vendors have delivered to the Purchaser true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to the Corporation of which it is aware, or made same available for the Purchaser's inspection.


3.34.   EMPLOYEE PLANS

               (a) Schedule 17 identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of employees or former employees of the Corporation (the "Employee Plans") and a true and complete copy of each Employee Plan has been furnished to the Purchaser, or made available for the Purchaser's inspection.

               (b) Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan.


3.35.   COLLECTIVE AGREEMENTS

        Except as described in Schedule 17, the Corporation has not made any Contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and, except as set out in Schedule 17, neither the Vendors nor the Corporation is aware of any current attempts to organize or establish any labour union or employee association with respect to any employees of the Corporation, nor is there any certification of any such union with regard to a bargaining unit.

3.36.   EMPLOYEES

               (a) Schedule 17 contains a complete and accurate list of the names of all individuals who are employees or sales or other agents or representatives of the Corporation specifying:

                      (i) intentionally deleted;

                      (ii) with respect to salaried employees and sales or other agents or representatives, the length of service, age, title, rate of salary and commission structure for each such employee, agent or representative.

               (b) No notice has been received by the Corporation of:

                      (i) any complaint filed by any of the employees against the Corporation claiming that the Corporation has violated the EMPLOYMENT
STANDARDS ACT (Ontario) or the HUMAN RIGHTS CODE (Ontario) (or any applicable employee or human rights or similar legislation in the other jurisdictions in which the Business is conducted or the Corporation operates); or

                      (ii) any complaints or proceedings of any kind involving the Corporation or, to the Vendors' and the Corporation's knowledge, without making any enquiries (but the failure to make enquiries shall not relieve the Vendors from responsibility if they have actual knowledge or notice of a matter), any of the employees of the Corporation before any labour relations board, except as disclosed in Schedule 17.

               (c) There  are no  outstanding  orders or  charges  against  the
Corporation  under  the  OCCUPATIONAL   HEALTH  AND  SAFETY  ACT  (Ontario)  (or
applicable health and safety legislation in the other jurisdictions in which the Business is conducted.)

               (d) All levies, assessments and penalties made against the Corporation pursuant to the WORKERS' COMPENSATION ACT (Ontario) (and any applicable workers' compensation legislation in the other jurisdictions in which the Business is conducted) have been paid by the Corporation and the Corporation has not been reassessed under any such legislation during the past 5 years.


3.37.   EMPLOYEE ACCRUALS

        All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Corporation.


3.38.   CUSTOMERS AND SUPPLIERS

        Schedule 18 sets out a customer list showing the Corporation's customers for the period August 1, 1999 to June 6, 2000. There has been no termination or cancellation of, and no modification or change in, the Corporation's business relationship with any of the customers shown on Schedule 18. The Corporation has no reason to believe that the benefits of any relationship with any of the customers listed on Schedule 18 will not continue after the Closing Date in substantially the same manner as prior to the date of the Agreement, but the Vendors and the Corporation make no representation or warranty regarding the likelihood of such customers making future purchases from the Corporation.


3.39.   PRODUCT WARRANTIES

        Schedule 19 is a complete list of all express, written warranties given to purchasers of products supplied by the Corporation.


3.40.   FULL DISCLOSURE

        Neither this Agreement nor any document to be delivered pursuant to this Agreement by the Vendors or the Corporation nor any certificate, report, statement or other document furnished by the by the Vendors or the Corporation in connection with the closing of the Transaction contains, or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE 4.
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Vendors as follows and acknowledges and confirms that the Vendors is relying on such representations and warranties in connection with the sale by the Vendors of the Purchased
Shares:


4.1.    ORGANIZATION

        The Purchaser is a corporation validly subsisting under the laws of the State of New Hampshire and it has the corporate power to enter into and perform its obligations pursuant to this Agreement.


4.2.    ARS SHARES

               (a) The securities of the Purchaser are listed or approved for listing on the National Association of Securities Dealers Automated Quotation Market System.

               (b) The ARS Shares shall, when issued: (a) be validly issued by the Corporation in accordance with all applicable Laws (including, without limitation, securities Laws) and the requirements of the NASD OTCBB Exchange;
(b) are outstanding as fully paid and non-assessable shares in the capital of the Corporation; (c) be free and clear of all Encumbrances (except as may be created by the Vendors); (d) not be subject to any voting trust, shareholder agreement or voting agreement, except as contemplated by this Agreement; and (e) be "Restricted Securities" as that term is defined in Rule 144(a)(3) of the United States Securities and Exchange Commission and may not be resold by the Vendors in the absence of registration or exemption from registration.

4.3.    NO VIOLATION

        The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions herein provided for will not result in either:

               (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under:

                      (i) any Contract to which the Purchaser is a party or by which it is bound;

                      (ii) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

                      (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser;

                      (iv) any applicable, law, statute, ordinance, regulation or rule, including, without limitation, the rules and regulations of any securities exchange on which the shares of the Purchaser are listed for trading;

               (b) the creation or imposition of any Encumbrance on any of the ARS Shares, when issued, or of any of the property or assets of the Purchaser.


4.4.    AUTHORIZATION

        This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendors in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the enforcement of rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.


4.5.    CONSENTS AND APPROVALS

        There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.


4.6.    INVESTMENT CANADA ACT

        The Purchaser is a "non-Canadian" for the purposes of and within the meaning of the Investment Canada Act.

4.7.    LITIGATION

        Except as described in Schedule 27, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Purchaser) pending or, to the knowledge of the Purchaser, threatened against or affecting, the Purchaser at law or in equity, or before or by any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. The Purchaser is not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.


4.8.    BUSINESS PROSPECTS

        The Purchaser knows of no reason why the Purchaser's business would be likely to decline after the Closing Date, subject to the Purchaser's management ability and normal business risks.


4.9.    FULL DISCLOSURE

        Neither this Agreement nor any document to be delivered pursuant to this Agreement by the Purchaser nor any certificate, report, statement or other document furnished by the Purchaser in connection with the closing of the Transaction contains, or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE V.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES


5.1.    SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES  OF THE  VENDORS  AND THE
CORPORATION

        To the extent that they have not been fully performed at or prior to the Time of Closing, the covenants, representations and warranties of the Vendors and the Corporation contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the closing of the transactions contemplated hereby until the anniversary of the Closing Date and, notwithstanding such closing, nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser during such period, except that:

               (a) the representations and warranties set out in sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 (and the corresponding representations and warranties set out in the certificates to be delivered pursuant to subsection 7.1 (a) (the "Closing Certificates")) shall survive and continue in full force and effect without limitation of time;

               (b) the representations and warranties set out in section 3.25 (and the corresponding representations and warranties set out in the Closing Certificates) shall survive the closing of the transactions contemplated hereby and continue in full force and effect until, but not beyond, the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to the Corporation, provided the Corporation did not file any waiver or other document extending such period; and

               (c) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.


5.2.    EXPIRY OF THE REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The representations and warranties of the Purchaser contained in this Agreement or in any document, certificate or undertaking given pursuant hereto shall terminate at the end of ONE (1) year after Closing or when the Vendors have elected to retain the ARS shares whichever first occurs.


                                   ARTICLE 6.
                                    COVENANTS


6.1.    ACCESS TO THE CORPORATION

               (a) The Vendors shall forthwith make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy to the Purchaser of, or make available for the Purchaser's inspection, all title documents, Contracts, financial statements, minute books, share certificate books, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to the Corporation and the Business.

               (b) The Vendors and the Corporation shall afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Business and the property, assets, undertaking, records and documents of the Corporation at such times as agreed upon with the Vendors.

               (c) At the request of the Purchaser, the Vendors shall execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of the Business and any property of the Corporation or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of the Corporation maintained by governmental or other public authorities.

               (d) At the Purchaser's request, the Vendors shall co-operate with the Purchaser in arranging any such meetings as the Purchaser should reasonably request with:

                      (i)   employees of the Corporation;

                      (ii) customers, suppliers, distributors or others who have or have had a business relationship with the Corporation; and

                      (iii) auditors, solicitors or any other persons engaged or previously engaged to provide services to the Corporation who have knowledge of matters relating to the Corporation and the Business.

               (e) Without limiting the generality of the preceding provisions of this section, the Vendors shall permit the Purchaser's representatives or consultants to conduct all such testing and inspections in respect of environmental matters at the premises (the "Premises") which are the subject matter of the lease described in Schedule 5 (the "Lease"), subject to obtaining all necessary consents from the landlord under the Lease, as the Purchaser may determine, in its sole discretion, as may be required to satisfy the Purchaser in respect of such matters. The Purchaser shall be responsible, at its sole cost, for making all necessary repairs to the Premises necessitated as a result of such testing.

               (f) The exercise of any rights of inspection by or on behalf of the Purchaser under this section 6.1 shall not mitigate or otherwise affect the representations and warranties of the Vendors and the Corporation hereunder, which shall continue in full force and effect as provided in section 5.1, except to the extent that the Purchaser fails to advise the Vendors and the Corporation of its findings.


6.2.    DELIVERY OF BOOKS AND RECORDS

        At the Time of Closing there shall be delivered to the Purchaser, by the Vendors, all of the books and records of and relating to the Corporation and the Business. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of six years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Vendors or its authorized representatives reasonable access thereto in connection with the affairs of the Vendors relating to its matters, but the Purchaser shall not be responsible or liable to the Vendors for or as a result of any accidental loss or destruction of or damage to any such books or records.


6.3.    CHANGE AND USE OF NAME

        Intentionally Deleted


6.4.    CONDUCT PRIOR TO CLOSING

        Without in any way limiting any other obligations of the Vendors and the Corporation hereunder, during the period from the date hereof to the Time of
Closing:

               (a) Conduct Business in the Ordinary Course. The Vendors shall cause the Corporation to conduct, and the Corporation shall conduct, the Business and the operations and affairs of the Corporation only in the ordinary and normal course of business consistent with past practice, and the Corporation shall not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendors or the Corporation contained herein, and provided further that the Vendors shall not enter into any material supply arrangements relating to the Corporation or make any material decisions or enter into any material Contracts with respect to the Corporation without the consent of the Purchaser, which consent shall not be unreasonably withheld;

               (b) Continue Insurance. The Vendors shall cause the Corporation to continue, and the Corporation shall continue, to maintain in full force and effect all policies of insurance or renewals thereof now in effect, shall take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

               (c) Regulatory Consents. The Vendors shall use its best efforts to obtain or cause the Corporation to obtain, and the Corporation shall use its best efforts to obtain, at or prior to the Time of Closing, from all appropriate federal, provincial, state, municipal or other governmental or regulatory bodies, the licences, permits, consents, approvals, certificates, registrations and authorizations described in Schedule 10;

               (d) Contractual Consents. The Vendors shall use its best efforts to give or obtain or cause the Corporation to give or obtain, and the Corporation shall use its best efforts to obtain, the notices, consents and approvals described in Schedule 11;

               (e) Preserve Goodwill. The Vendors shall use its best efforts to preserve, and cause the Corporation to preserve intact, and the Corporation shall use its best efforts to preserve intact, the Business and the property, assets, operations and affairs of the Corporation and to carry on the Business and the affairs of the Corporation as currently conducted, and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Corporation;

               (f) Discharge Liabilities. The Vendors shall cause the Corporation to pay and discharge, and the Corporation shall pay and discharge, the liabilities of the Corporation in the ordinary course in accordance and consistent with the previous practice of the Corporation, except those contested in good faith by the Corporation;

               (g) Corporate Action. The Vendors shall use its best efforts to take and cause the Corporation to take, and the Corporation shall use its best efforts to take, all necessary corporate action, steps and proceedings to approve or authorized, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and to complete the transfer of the Purchased Shares to the Purchaser and to cause all necessary meetings of directors and shareholders of the Vendors and the Corporation to be held for such purpose; and

               (h) Best Efforts. The Vendors shall use its best efforts to satisfy the conditions contained in section 7.1.


6.5.    FILINGS

        Within 30 days following the Closing Date, the Purchaser shall file with the state of New Hampshire the information and certificates as required pursuant to the New Hampshire Business Corporation Act, Sections 293-A:11.02 through

293-A:11.07 regarding the share exchange arising out of the Purchaser's purchase of the Purchased Shares and the issuance of the ARS Shares to the Vendors.


                                  ARTICLE VII.
                              CONDITIONS OF CLOSING


7.1.    CONDITIONS OF CLOSING IN FAVOUR OF THE PURCHASER

        The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing:

               (a) Representations and Warranties. The representations and warranties of the Vendors and the Corporation contained in this Agreement shall be true and accurate on the date hereof and shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of the Vendors and of the President of the Corporation dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

               (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendors and the Corporation at or before the Time of Closing shall have been complied with or performed in all material respects and certificates of the Vendors and the President of the Corporation dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

               (c) Regulatory Consents. There shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licences, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Vendors to permit the change of ownership of the Purchased Shares contemplated hereby including, without limitation, those described in Schedule 10;

               (d) Contractual Consents. The Vendors shall have given or obtained the notices, consents and approvals described in Schedule 11, in each case in form and substance satisfactory to the Purchaser, acting reasonable;

               (e) Material Adverse Change. There shall have been no material adverse changes in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation since the date of the Financial Statements;

               (f) No Action of Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the purchased Shares contemplated hereby;

               (g) No Material Damage. No material damage by fire or other hazard to the whole or any material part of the property or assets of the Corporation shall have occurred from the date hereof the to Time of Closing;

               (h) Legal Matters. All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto, and all legal matters relating to the purchase of the Purchased Shares, including title of the Vendors to the Purchased Shares, shall have been approved as to form and legality by Kearns, McKinnon, lawyers for the Purchaser, acting reasonably;

               (i) Intentionally Deleted;

               (j) Intentionally Deleted;

               (k) Resignation of Directors and Officers. Such directors and officers of the Corporation as the Purchaser may specify shall have resigned in favour of nominees of the Purchaser effective as of the Time of Closing. In no event, however, shall Whittaker be required to resign prior to the Purchased Shares being released from escrow pursuant to the terms of the Escrow Agreement; and

               (l) Intentionally Deleted.

If any of the conditions contained in this section 7.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendors, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement, other then the obligations contained in sections 10.3,
10.4 and 10.5,  provided that the Purchaser may also bring an action pursuant to
Article IX against the Vendors for damages suffered by the Purchaser where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Vendors. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.


7.2.    CONDITIONS OF CLOSING IN FAVOUR OF THE VENDORS

        The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendors, to be fulfilled or performed at or prior to the Time of Closing:

               (a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of an authorized signing officer of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors, acting reasonably;

               (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed in all material respects and a certificate of an authorized signing officer of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors, acting reasonably;

               (c) Regulatory Consents. There shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licences, permits, consents, approvals, certificates, registrations and authorizations as are required by law to be obtained by the Purchaser to permit the change of ownership of the Purchased Shares contemplated hereby including those described in Schedule 10, in each case in form and substance satisfactory to the Vendors, acting reasonably;

               (d) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

               (e) Legal Matters. All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto, shall have been approved as to form and legality by the Vendors' lawyers, acting reasonably; and

               (f) Intentionally Deleted.

If any of the conditions contained in this section 7.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors, acting reasonably, the Vendors may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement, other then the obligations contained in sections 10.3, 10.4 and 10.5, provided that the Vendors may also bring an action pursuant to Article IX against the Purchaser for damages suffered by the Vendors where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Purchaser. Any such condition may be waived in whole or in part by the Vendors without prejudice to any claims it may have for breach of covenant, representation or warranty.


                                  ARTICLE VIII.
                              CLOSING ARRANGEMENTS


8.1.    PLACE OF CLOSING

        The closing shall take place at the Time of Closing at the offices of Pallett Valo, lawyers for the Vendors, Mississauga, Ontario.


8.2.    CLOSING PROCEDURES

        On the Closing Date, the Vendors shall deliver the instruments of conveyance and other documents described in section 8.3 and upon such delivery the Purchaser shall deliver the monies and documents described in section 8.4.


8.3.    VENDORS' DELIVERIES ON CLOSING

        On Closing, the Vendors shall deliver to the Purchaser the following items, in form and substance satisfactory to the Purchaser's lawyers, acting reasonably, and, where appropriate, dated the Closing Date:

               (a) share certificates representing the Purchased Shares duly endorsed in favour of the Purchaser in fully transferable form;

               (b) the resignations contemplated in section 7.1(k);

               (c) a release  from the Vendors in the form  attached as Schedule
22;

               (d) in the case of Whittaker, the employment agreement attached as Schedule 20;

               (e) in the case of MacArthur, the employment agreement attached as Schedule 20A;

               (f) a certificate of the Vendors that:

                      (i) the representations and warranties of the Vendors contained in this Agreement are true and correct as of the Closing Date; and

                      (ii) the Vendors have observed and complied with all the covenants, agreements and obligations on their respective parts to be observed and complied with by them prior to the Closing Date;

               (g) to  the  extent  available,  the  consents  contemplated  by
Schedule 10;

               (h) a certified copy of a resolution of the board of directors of the Corporation authorizing it to enter into this Agreement and complete the Transaction in accordance with the terms of this Agreement;

               (i) resolution of the Corporation's board of directors approving the transfer of the Purchased Shares from the Vendors to the Purchaser;

               (j) a statutory declaration sworn by Whittaker that he is not a non-resident of Canada within the meaning of section 1 16 of the Tax Act;

               (k) a statutory declaration sworn by MacArthur that he is not a non-resident of Canada within the meaning of section 116 of the Tax Act;

               (l) a certificate of status of the Corporation, with an effective date of not earlier than 7 days prior to Closing;

               (m) the minute books of the Corporation;

               (n) the Escrow Agreement;

               (o) the opinion of the Vendors'  lawyers in the form  attached as
Schedule 21;

               (p) all of the documents contemplated by section 6.2. For the purposes of this provision, it is acknowledged that there will be no physical delivery of such items on Closing and the said items will remain in the control of the Corporation at the Premises, save and except for the minute books of the Corporation which will be delivered to the Purchaser on the Closing Date; and

               (q) all such other documents and agreements as the Purchaser's solicitors reasonably consider necessary or desirable to give effect to the Transaction or to update the minute books of the Corporation.


8.4.    PURCHASER'S DELIVERIES ON CLOSING

        On Closing, the Purchaser shall deliver to the Vendors the following items, in form and substance satisfactory to the Vendors, acting reasonably, and, where appropriate, dated the Closing Date:

               (a) the monies referred to in section 2.2(a);

               (b) share certificates in the name of Whittaker representing 100,000 of the ARS shares referred to in section 2.2(b);

               (c) share certificates in the name of MacArthur representing 100,000 of the ARS shares referred to in section 2.2(b);

               (d) the Promissory Note;

               (e) a certified copy of a resolution of the board of directors of the Purchaser authorizing it to enter into this Agreement and complete the Transaction in accordance with the terms of this Agreement;

               (f) the employment agreement attached as Schedule 20;

               (g) the employment agreement attached as Schedule 20A;

               (h) a certificate of the Purchaser that:

                      (i) the representations and warranties of the Purchaser contained in this Agreement are true and correct as of the Closing Date; and

                      (ii) the Purchaser has observed and complied with all the covenants, agreements and obligations on its part to be observed and complied with by it prior to the Closing Date;

               (i) a certificate of status of the Purchaser, with an effective date of not earlier than 7 days prior to Closing;

               (j) a release in the form attached as Schedule 28;

               (k) the Escrow Agreement;

               (l) the opinion of the Purchaser's U.S. lawyers in the form attached as Schedule 23;

               (m) the opinion of the Purchaser's Ontario lawyers in the form attached as Schedule 24; and

               (n) all such other documents and agreements as the Vendors' solicitors reasonably consider necessary or desirable to give effect to the Transaction.


8.5.    FURTHER ASSURANCES

        Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.


                                   ARTICLE IX.
                                 INDEMNIFICATION


9.1.    INDEMNIFICATION BY THE VENDORS

        The Vendors agrees to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising out of or in connection with:

               (a) any breach by the Vendors or the Corporation of or any inaccuracy of any representation or warranty of the Vendors contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto (provided that the Vendors shall not be required to indemnify or save harmless the Purchaser in respect of any breach or inaccuracy of any representation or warranty unless the Purchaser shall have provided notice to the Vendors in accordance with section 9.3 on or prior to the expiration of the applicable time period related to such representation and warranty set out in section 5.1);

               (b) any breach or non-performance by the Vendors or the Corporation of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

               (c) all debts, liabilities or contracts whatsoever (whether accrued, absolute, contingent or otherwise) of the Corporation existing at the Time of Closing, including any liabilities for federal, provincial, sales, excise, income, corporate or any other taxes of the Corporation for any period up to and including the Time of Closing, and not disclosed on, provided for or included in the balance sheets forming part of the Financial Statements, except those liabilities:

                      (i) disclosed in this Agreement or any Schedule hereto; or

                      (ii) accruing or incurred subsequent to April 30, 2000 in the ordinary course of the Business;

                      (iii) approved or consented to by the Purchaser prior to the Closing Date; and

               (d) any breach of the representations and warranties contained in section 3.33.


9.2.    INDEMNIFICATION BY THE PURCHASER

        The Purchaser agrees to indemnify and save harmless the Vendors from all Losses suffered or incurred by the Vendors as a result of or arising directly or indirectly out of or in connection with:

               (a) any breach by the Purchaser of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto; and

               (b) any breach or non-performance by the Purchaser of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.


9.3.    NOTICE OF CLAIM

               (a) In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

               (b) If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.


9.4.    DIRECT CLAIMS

        With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have sixty days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such sixty day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.


9.5.    THIRD PARTY CLAIMS

        With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless:

               (a) the Indemnifying Party consents to the retention of such counsel; or

               (b) unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences).

If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, within 30 days after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was said by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, within 10 days after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.


9.6.    SETTLEMENT OF THIRD PARTY CLAIMS

        If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnified Party does not provide its written consent to the settlement of the Third Party, then the liability of the Indemnifying Party shall be limited to the proposed settlement amount.

9.7.    CO-OPERATION

        The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).


9.8.    LIMIT TO CLAIMS MADE BY PURCHASER AND CORPORATION

        Regardless of any other provision of this Agreement, the Purchaser shall not have the right to make any Claim for indemnification under this Agreement unless the Claim or the Claims, in the aggregate, equal or exceed $7,500.00, in which case the Vendors shall be liable in full for all of then existing Claims and all subsequent Claims of indemnification without regard to the $7,500.00 limitation contained in this section.


9.9.    EXCLUSIVITY

        The provisions of this Article IX shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article IX. No party shall have the right to bring any proceeding against any other party for a breach of any representation, warranty, covenant or agreement contained in this Agreement whether in contract, tort or otherwise except in accordance with the provisions of this Article 9.00.


                                   ARTICLE X.
                                  MISCELLANEOUS


10.1.   CONFIDENTIALITY OF INFORMATION

        In  the  event  that  the  transactions   contemplated  herein  are  not
consummated for any reason:

               (a) the Purchaser covenants and agrees that, except as otherwise authorized by the Vendors, neither the Purchaser nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the Corporation or the Business discovered by the Purchaser or its representatives as a result of the Vendors and the Corporation making available to the Purchaser and its representatives the information requested by them in connection with the transactions contemplated herein; and

               (b) the provisions under the heading "Confidentiality" in the letter of intent dated May 1, 2000, between the Purchaser and the Vendors (which are currently in full force and effect) will continue in full force and effect.


10.2.   NOTICES

               (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(i)   if to the Vendors or the Corporation:   23 Armstrong Avenue
                                              Georgetown, Ontario L7G 4S1
                                              Attention:     John Whittaker or
                                                             Richard MacArthur
                                              Telecopier Number:    905-877-3995

      together with a copy to:                Murray Box
                                              Pallett Valo 90 Burnhamthorpe
                                              Road West Suite 1600
                                              Mississauga, Ontario L5B 3C3
                                              Telecopier Number:
                                              905-273-6920

(ii)  if to the Purchaser:                    1450 Bayshire Drive
                                              Attention: Mark Miziolek
                                              Oakville, Ontario
                                              L6H 6E7
                                              Telecopier Number:    905-339-1981

               (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

               (c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 10.2.


10.3.   COMMISSIONS, ETC.

        The Vendors agrees to indemnify and save harmless the Purchaser from and against all Losses suffered or incurred by the Purchaser in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary retained by the Vendors in connection with this matter.


10.4.   CONSULTATION

        The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither the Vendors nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.


10.5.   DISCLOSURE

        Prior to any public announcement of the transaction contemplated hereby pursuant to section 10.4, neither party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.


10.6.   PUBLIC ANNOUNCEMENTS

        No public announcement or press release not required by law or by applicable stock exchange rule concerning the purchase and sale of the Purchased Shares shall be made by the Vendors, the Corporation or the Purchaser without the consent and joint approval of the Vendors and the Purchaser.


10.7.   ASSIGNMENT BY PURCHASER

        The Purchaser may assign its rights under this Agreement in whole or in part to any other person; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder.


10.8.   BEST EFFORTS

        The parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use its best efforts to obtain any waiver, consent, approval, permit, licence or other document means the use of reasonable commercial efforts which shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.


10.9.   COUNTERPARTS AND EXECUTION BY FAX

        This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered to all of the parties shall be deemed to be and shall be read as a single agreement among the parties. In addition, execution of this Agreement by any of the parties may be evidenced by way of a faxed transmission of such party's signature (which signature may be by separate counterpart), or a photocopy of such faxed transmission, and such faxed signature, or photocopy of such faxed signature, shall be deemed to constitute the original signature of such party to this Agreement.

        IN WITNESS WHEREOF this Agreement has been executed by the parties.


                                              --------------------------------
                                              JOHN WHITTAKER



                                              --------------------------------
                                              RICHARD MACARTHUR


                                              ARS NETWORKS, INCORPORATED

                                              Per:
                                                     ---------------------------
                                              Name:
                                                     ---------------------------
                                              Title:
                                                     ---------------------------
                                              Authorized Signing Officer


                                              T & T DIESEL POWER LIMITED

                                              Per:
                                                     ---------------------------
                                              Name:
                                                     ---------------------------
                                              Title:
                                                     ---------------------------
                                              Authorized Signing Officer